UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

GOLDEN GRAIN ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-51177	02-057361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1822 43rd St. SW
Mason City, IA	50401
(Address of principal executive offices)	(Zip Code)

(641) 423-8525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2006, the board of directors of Golden Grain Energy, LLC approved an increase in the salaries received by certain members of our senior management team.  Our Chief Financial Officer, Christine Marchand’s annual salary is increased to $100,000.  Chad Kuhlers, our Plant Manager’s annual salary is increased to $180,000.  Steve Dietz, our Commodity Manager’s annual salary is increased to $100,000.

Additionally, the board approved a bonus to be paid to our senior management team in the amount of $422,947 which constitutes 1% of Golden Grain Energy’s net income.  We will pay one-third of this $422,947, or $28,196 to each member of the senior management team in the form of a cash award.

The remaining two-thirds of the $422,947 bonus approved by the board will be issued to the members of our senior management team in proportion to each member’s salary, relative to the salaries of the other members of the senior management team, in the form of phantom units.  We used $8.15 as the per unit issuance value of the phantom units determined by taking a weighted average of the sales prices of our units during the month of October 2006.

Walter Wendland received 9,470 phantom units, Chad Kuhlers received 9,470 phantom units, Christine Marchand received 5,100 phantom units, Steve Dietz received 6,190 phantom units, and Tom Dennstedt received 4,370 phantom units.

These phantom units are not membership units and do not constitute equity interests or any other ownership interest in Golden Grain Energy.  Holders of phantom units would be paid 50% per unit of any distribution made to Class A or B Unit holders.

Holders of phantom units receive the benefits of distributions immediately but the face value of the phantom units vest over a period of five years of full-time continuous employment.  After three years, 50% of the face value of the phantom units vests.  After four years, 75% of the face value of the phantom units vests.  After five years, 100% of the face value of the phantom units vests.

The board also approved additional life insurance for members of the senior management team.  The policies approved by the board allow for $40,000 of any benefit paid by the life insurance to go to a beneficiary named by the senior manager and the remaining amount paid under the life insurance policy goes to Golden Grain Energy.  Members of the senior management team included in the additional life insurance are Walter Wendland, Christine Marchand, Chad Kuhlers, Steve Dietz, and Tom Dennstedt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

December 20, 2006	/s/ WALTER WENDLAND
Date	Walter Wendland, Chief Executive Officer & President